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                                                                   Exhibit 10.24


EXECUTIVE COMPENSATION AGREEMENT


              THIS AGREEMENT made as of the 1st day of January, 2000.

AMONG:

              TUCOWS INTERNATIONAL CORPORATION
              A corporation incorporated under the laws of the Province of Ontario

              (hereinafter referred to as the "Corporation")

                    OF THE FIRST PART,

              - and-

              Michael Cooperman, an individual residing in the City of Thornhill in the Province of Ontario.

              (Hereinafter referred to as the "Executive"), OF THE SECOND PART,

WHEREAS the business of the Corporation consists of the distribution of digital content and related services on a global basis:

AND WHEREAS the Corporation wishes to retain the services of the Executive to provide the services hereinafter described during the term hereinafter set:

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the mutual covenants and agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which is acknowledged, the parties agree as follows:

1.    TERM

The Corporation shall employ the Executive for an indefinite term subject to any termination provisions that form part of this Agreement.

2.    DUTIES


The Executive shall serve the Corporation in the capacity of Chief Financial Officer ("CFO"). He will report to the Chief Executive Officer of the Company, as appointed by the Board of Directors, and shall perform such duties and exercise such powers of the position of CFO as more fully described in the job description for CFO, attached hereto.

Without limitation of the foregoing, the Executive shall:

(a) devote his best efforts during normal business hours to the business and affairs of the Corporation;

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(b)   perform those duties that may reasonably be assigned to the Executive diligently and faithfully to the best of the Executive's abilities and in the best interests of the Corporation;

(c) use his best efforts to promote the interests and goodwill of the Corporation; and

The Executive acknowledges that these duties supersede any previous duties or responsibilities of the Executive under any previous contracts.


3.    REMUNERATION

The intent of this Compensation Agreement is to entitle the Executive to an annual compensation package for his services considering the role and performance of the Executive and the size and stage of development of Corporation, which is equal to the higher of: a) fair market value or b) to the extent compensation levels for comparable senior executives of the Corporation exceed fair market value, the compensation levels of such comparable senior executives. Such fair market compensation is to be comprised of a base salary and annual bonuses and options and other perquisites of office, and is to be exclusive and not considerate of share dividends and other corporate benefits which executives receive in their capacity as shareholders.

A.    BASE SALARY:

The annual base salary payable to the Executive for his services hereunder shall be at an annual rate of $150,000 commencing on January 1, 2000 which amount shall be exclusive of bonuses, options, share dividends, benefits and other compensation. The base salary shall be paid on the normal payroll cycle of the Corporation.

B.    COMPENSATION REVIEW

The Executive's compensation shall be reviewed annually by the Compensation Committee of the Board of Directors within three months of the Corporation's year-end and will be effective from the year end date.

C.    BONUS STRUCTURE

In addition, the Executive will be entitled to participate as appropriate in any bonus plan that we may institute from time to time.

D.    EMPLOYEE BENEFITS

The Executive shall be entitled to participate in all of the Corporation's benefit plans made generally available to its senior executive employees from time to time in accordance with the terms thereof at the Corporation's expense. The Corporation shall also pay on behalf of the Executive, health club membership and other fees in an amount not to exceed $1,400 annually. The Corporation will pay the Benefit premiums excluding Long term disability.

E.    CAR ALLOWANCE AND PARKING SPACE

The Corporation shall pay to the Executive a monthly car allowance of $500 plus taxes. The Corporation shall also provide the Executive with a parking space at the Corporation's office in which the Executive is primarily working, at its expense.

F.    VACATION

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During the term of this Agreement, the Executive shall be entitled to four weeks vacation. Such vacation shall be taken at a time or times acceptable to the Corporation having regard to its operations.

G.    OPTIONS

The Executive will be granted stock options to purchase 150,000 common shares of TUCOWS, exercisable at a strike price of $3.89 per share. The options will be granted per the Corporation's option plan. The options shall vest in accordance with the Corporation's option plan commencing on October 31, 2000.

If a change of control has occurred, and the Executive is terminated without cause, then all options granted to the Executive will vest immediately.

H.    D&O INSURANCE AND INDEMNITY

The Executive will be an Officer of the Corporation and will be covered under the Corporation's D&O insurance policy. To the extent that the corporation lacks sufficient insurance to fully indemnify Executive (e.g. does not have E&O insurance), the Corporation agrees that it shall indemnify the Executive with regard to legal defense costs and liability costs. For greater certainty the Corporation will pay the legal fees when presented with an invoice rather than requiring Executive to pay same and claim reimbursement. The Corporation shall have the right to choose whether or not to defend or settle and to appoint counsel of its choice.

5.    EXPENSES

The Executive shall be reimbursed for all reasonable travel and other out-of-pocket expenses actually and properly incurred by the Executive from time to time in connection with carrying out his duties hereunder. For all such expenses the Executive shall furnish to the Corporation originals of all invoices or statements in respect of which the Executive seeks reimbursement.

6.    TERMINATION

(a)   Death or Disability

In the event of permanent disability or death of the Executive, this agreement may be terminated by the Corporation by notice to the Executive. The Executive is deemed to have become permanently disabled if in any year during the employment period, because of ill health, physical or mental disability, or for other causes beyond the control of the Executive, the Executive has been continuously unable or unwilling or has failed to perform the Executive's duties for 9 consecutive months. The term "any year of the employment period" means any period of 12 consecutive months during the employment period.

(b)   For Cause

The Corporation may terminate the employment of the Executive at any time for cause without payment of any compensation either by way of anticipated earnings or damages of any kind or payment in lieu of notice.

(c)   Without Cause

The Corporation may terminate the employment of the Executive upon payment of: all compensation due to date of termination (including a pro rata payment of bonuses earned); and

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a termination sum in the amount of 6 months compensation plus 1 month's compensation for each year of service. For this purpose compensation is defined as including, but not limited to, base salary, vacation pay, car allowance and health club membership, and options which vest during the severance in lieu of notice period. The Corporation shall not be entitled to provide notice in lieu of the termination compensation. Furthermore, the termination compensation sum is payable forthwith after termination, whether or not the Executive seeks or finds alternative employment within any set time period after termination. Termination compensation will be payable in equal installments over 6 months if Executive is satisfied, in his discretion, acting reasonably, that there is adequate security to ensure that the compensation will in fact be paid in full.

(d)   By Executive

The Executive may terminate this Agreement upon providing the Corporation with 3 months notice in writing of his intention to do so.

Continued Benefit Coverage

The Corporation will also continue to provide medical and dental coverage under all applicable plans for the Executive and all entitled beneficiaries for the same period.

Notice and Cure Period

In the event that the Corporation wishes to terminate the employment agreement for cause and in the absence of fraud, the Corporation will provide the Executive with written notice of the circumstances that entitle the Employer to so terminate the agreement. The Executive will be given 15 days to cure or rectify the relevant circumstances or if the circumstances cannot reasonably be rectified in 15 days, an appropriate period.

Legal Fees for Drafting

All legal fees, including any Executive legal fees pertaining to the drafting or interpretation, while the Executive is employed by the Corporation, of this agreement will be at the Corporation's cost.

7.    INTELLECTUAL PROPERTY RIGHTS

The Corporation shall be the owner of all work products created by the Executive or in which the Executive assisted in the creation during the course of his employment with the Corporation. All intellectual property rights in such work products, including all patents, trademarks, copyrights, trade secrets and industrial designs, shall be the exclusive property of the Corporation.

In the event that the Executive acquires any rights or interests in the work products or in any intellectual property rights relating to the work products, the Executive hereby assign all such right and interests to the Corporation. The Corporation shall have the exclusive right to obtain copyright registrations, letters patent, industrial design registrations, trademark registrations, or any other protection in respect of the work products and the intellectual property rights in the work products anywhere in the world. At the expense and request of the Corporation, the Executive shall both during and after his employment with the corporation, execute all documents and do all other acts necessary to enable the Corporation to protect its rights in such work products and the intellectual property rights in the work products.

8.    NON-COMPETITION

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During the term of this Agreement and for a period of 12 months from the date of termination of this Agreement the Executive hereby covenants and agrees that:

(a) he shall not (without the prior written consent of the Corporation) either directly or indirectly, in any manner whatsoever, including, without limitation, either individually or in partnership or jointly, or in conjunction with any other person as principal, agent, shareholder, employee or in any other manner whatsoever, carry on or be engaged in the principal business carried on by the Company as of the date of this Agreement (a "Competitive Business"), or be concerned with or interested in or lend money to, guarantee the debts or obligations of or permit his or its name or any part thereof to be used by any person engaged or concerned with or interested in a Competitive Business within Canada or the United States; and

(b) that he or it will not (without the prior written consent of the Corporation), (i) divulge to any person the name of any customer or client of the Corporation; (ii) knowingly solicit, interfere with or endeavor to entice away from the Corporation any customer, client or any person in the habit of dealing with the Corporation; and (iii) interfere with or knowingly entice away or otherwise attempt to obtain the withdrawal of any employee of the Corporation.

The Corporation may apply for or have an injunction restraining breach or threatened breach of the covenants herein contained.

If the Executive has been terminated without cause then period

9.    CONFIDENTIALITY

The Executive acknowledges and agrees that:

(a) in the course of performing his duties and responsibilities as an officer and employee of the Corporation, he has had and will continue to have access to, and has been and will be entrusted with, detailed confidential information and trade secrets (printed or otherwise) concerning past, present, future and contemplated products, services, operations and marketing techniques and procedures of the Corporation and its subsidiaries, including, without limitation, information relating to addresses, preferences, needs and requirements of past, present and prospective clients, customers, suppliers, the disclosure of any of which to competitors of the Corporation or to the general public, or the use of same by the Executive or any competitor of the Corporation or any of its subsidiaries, would be highly detrimental to the Corporation's interests;

(b) in the course of performing his duties and responsibilities for the Corporation, the Executive has been and will continue in the future to be a representative of the Corporation to its customers, clients, and suppliers, and as such, has had and will continue in the future to have significant responsibility for maintaining and enhancing the goodwill of the Corporation with such customers, clients and suppliers and would not have, except by virtue of his employment with the Corporation, developed a close and direct relationship with the customers, clients and suppliers of the Corporation;

(c) the Executive, as an officer of the Corporation, owes fiduciary duties to the Corporation, including the duty to act in the best interests of the Corporation, and to disclose any conflicts of interest or potential conflicts of interest in writing to the Corporation; and

(d)   the Corporation is entitled to protect, by way of injunction or otherwise;

i)    the right to maintain the confidentiality of the Trade Secrets;

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ii)   the right to preserve the goodwill of the Corporation; and

iii) the right to the benefit of any relationships that have developed between the Executive and the customers, clients and suppliers of the Corporation by virtue of the Executive's employment with the Corporation,

All of which constitute proprietary rights exclusive to the Corporation.

10.   NO ASSIGNMENT

The Executive may not assign, pledge or encumber the Executive's interest in this agreement nor assign any of the rights or duties of the Executive under this agreement without the prior written consent of the Corporation.

11.   SEVERABILITY

If any provision of this agreement, including the breadth or scope of such provision, shall be held by any court of competent jurisdiction to be invalid or unenforceable, in whole or in part, such invalidity or unenforceability shall not affect the validity or enforceability of the remaining provisions of this agreement and such remaining provisions, or part thereof, shall remain enforceable and binding.

12.   GOVERNING LAW

This agreement shall be governed in accordance with the laws of the Province of Ontario.

13.   SUCCESSORS

This agreement shall be binding on and enure to be benefit of the successors and assigns of the Corporation and the heirs, executors, personal legal representatives and permitted assigns of the Executive.

14.   NOTICES

Any notice or other communication required or permitted to be given hereunder shall be in writing and either delivered by hand or mailed by prepaid registered mail. At any time other than during a general discontinuance of postal service due to strike, lock-out or otherwise, a notice so mailed shall be deemed to have been received three (3) business days after the postmarked date thereof or, if delivered by hand, shall be deemed to have been received at the time it is delivered. If there is a general discontinuance of postal service due to strike, lock-out or otherwise, a notice sent by prepaid registered mail shall be deemed to have been received three (3) business days after the resumption of postal service. Notices shall be addressed as follows:

(a)   If to the Corporation:

Tucows International Corporation
96 Mowat Avenue
Toronto, Ontario
M6K 3M1

(b)   If to the Executive:

Mr. Michael Cooperman
72 Lunau Lane
Thornhill, Ontario, L3T 5N4


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15.   LEGAL ADVICE

The Executive hereby represents and warrants to the Corporation and acknowledges and agrees that he had the opportunity to seek, and was not prevented nor discouraged by the Corporation from seeking independent legal advice, prior to the execution and delivery of this agreement and that, in the event that he did not avail himself of that opportunity prior to signing this agreement, he did so voluntarily without any undue pressure agrees that his failure to obtain independent legal advice shall not be used by him as a defense to the enforcement of his obligations under this Agreement.

IN WITNESS WHEREOF this agreement has been executed by the parties hereto as of the date first above written.

           TUCOWS INTERNATIONAL CORPORATION



      Per:   /s/ Elliot Noss
             ---------------------------------
         Elliot Noss - Chief Executive Officer

      /s/ Michael Cooperman
      ----------------------------------------
      Michael Cooperman